EXHIBIT 5.1

                       LAW OFFICES OF MARK C. PERRY, P.A.
                     2455 East Sunrise Boulevard, Suite 905,
                         Fort Lauderdale, Florida 33304
                             Telephone: 954-564-6616
                             Facsimile: 954-561-0997


                                                              March 4, 2005

Via Electronic Transmission

Securities and Exchange Commission
450 fifth Street, N.W.
Washington, DC 20549

         Re:      Calypso Wireless, Inc.

Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Calypso Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, Resolutions of Directors, certificates of the Company, and other documents and interviewed representative of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         The 425,000 shares of common stock are being registered and distributed pursuant to the Company's Registration Statement to Michael A. Pizzi, Jr., in accordance with the Consulting Agreement. The shares of common stock are now authorized but unissued.

         Based on the foregoing, we are of the opinion that the shares of common stock registered with the Securities and Exchange Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              LAW OFFICES OF MARK C. PERRY, P.A.

                                              By:  /s/  Mark C. Perry
                                              ----------------------------------
                                                   Mark C. Perry